SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            SIRCO INTERNATIONAL CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            SIRCO INTERNATIONAL CORP.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                                                              September 18, 1996

To the Shareholders of Sirco International Corp.:

      Notice is hereby given that the Annual Meeting of Shareholders of Sirco International Corp., a New York corporation (the "Company"), will be held at the Company's offices located at 366 Fifth Avenue, Suite 205, New York, New York 10001, on Thursday, October 24, 1996 at 10:00 A.M., local time, for the following purposes:

      1. To elect five (5) directors to the Board of Directors for the ensuing year;

      2. To approve and adopt a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 200,000 shares to 400,000 shares;

      3. To approve and adopt the 1996 Restricted Stock Award Plan of the Company; and

      4. To consider and act upon such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on September 9, 1996 will be entitled to vote at the Annual Meeting.

      Whether or not you expect to attend the Annual Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.


                                                      Sincerely,


                                                      JOEL DUPRE
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                            SIRCO INTERNATIONAL CORP.
                             24 Richmond Hill Avenue
                           Stamford, Connecticut 06901


                                 PROXY STATEMENT


      This Proxy Statement is furnished to shareholders of Sirco International Corp., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, October 24, 1996 at 10:00 A.M., New York City time, at the Company's offices located at 366 Fifth Avenue, Suite 205, New York, New York 10001 and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to shareholders of the Company on or about September 18, 1996, accompanied by the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended November 30, 1995, and the Company incorporates the contents of such report herein by reference thereto.

      At the Annual Meeting, the following matters will be considered and voted upon:

      (1) Election of five (5) directors to hold office until the 1997 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

      (2) Approval and adoption of a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of Common Stock that may be issued thereunder from 200,000 shares to 400,000 shares;

      (3) Approval and adoption of the 1996 Restricted Stock Award Plan of the Company; and

      (4) Such other business as may properly come before the Annual Meeting.

Voting and Revocation of Proxies; Adjournment

      All of the voting securities of the Company represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the other proposals set forth herein, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the election of directors and the other proposals set forth above.

      If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

      A plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election is required to elect the director nominees, the approval of the holders of a majority of the outstanding shares of Common Stock is required to approve the proposed amendment to the Company's 1995 Stock Option Plan and adopt the proposed 1996 Restricted Stock Award Plan and a majority of the votes cast by the shareholders entitled to vote at the meeting is required to take any other action. Although no formal agreement exists, the Company anticipates that the 681,000 shares (approximately 52.0% of the outstanding shares) of the Common Stock, $.10 par value (the "Common Stock"), of the Company beneficially owned by Mr. Joel Dupre, the Chairman of the Board and Chief Executive Officer of the Company, will be voted as recommended for the director nominees and for the other proposals set forth herein. Accordingly, the Board of Directors anticipates that its nominees will be elected to serve as the Company's directors and that the other proposals set forth herein will be approved and adopted. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Solicitation

      The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

      The Board of Directors of the Company has fixed Monday, September 9, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Change in Control of the Company

      On March 20, 1995, pursuant to a Stock Purchase Agreement, dated as of March 20, 1995 (the "Stock Purchase Agreement"), among Yashiro Company, Ltd. ("YC, Ltd."), Yashiro Co., Inc. ("YC, Inc."; together with YC, Ltd. sometimes referred to herein collectively as the "Sellers"), Joel Dupre, the current Chairman of the Board and Chief Executive Officer of the Company ("Mr. Dupre"), Pacific Million Enterprise, Ltd., a Hong Kong corporation ("Pacific"), Cheng-Sen Wang ("Mr. Wang") and Albert H. Cheng ("Mr. Cheng"; and together with Mr. Dupre, Pacific and Mr. Wang sometimes collectively referred to herein as the "Buyers"), the Buyers acquired an aggregate of 681,000 shares of Common Stock, then constituting approximately 56.04% of the issued and outstanding shares of Common Stock, for an aggregate purchase price of $1,532,230.

      Mr. Dupre acquired 414,334 shares of Common Stock, then constituting approximately 34.10% of the issued and outstanding shares of Common Stock, in exchange for a cash payment of $400,001.50 and the issuance of a promissory note (the "Promissory Note") in the principal amount of $532,250 in favor of YC, Inc., individually and as agent for YC, Ltd., which as discussed below, has been paid in full. The principal amount of the Promissary Note was payable in equal annual installments of $88,708.33 commencing on March 31, 1996, with interest at the rate of 10% per annum payable quarterly in arrears commencing on June 30, 1996. Mr. Dupre borrowed $200,000 of the cash portion of the purchase price from Mr. Wang, which loan is evidenced by a promissory note dated March 9, 1995, bearing interest at 10% per annum and maturing on March 31, 2000. Mr. Dupre borrowed an additional $200,000 from Mr. Cheng, which loan is evidenced by a promissory note dated March 13, 1995, bearing interest at 7 3/4% per annum and maturing on March 31, 2000.

      Pacific acquired 133,333 shares of Common Stock, constituting at the time of purchase approximately 10.97% of the issued and outstanding shares of Common Stock, for $299,999.25 in cash. The funds for the purchase price were obtained from Pacific's working capital. Mr. Wang acquired 88,889 shares of Common Stock, constituting at the time of purchase approximately 7.31% of the issued and outstanding shares of Common Stock, and Mr. Cheng acquired 44,444 shares of Common Stock, constituting at the time of purchase approximately 3.66% of the issued and outstanding shares of Common Stock, for cash payments of $200,000.25 and $99,999, respectively. Mr. Wang and Mr. Cheng paid the purchase price from their respective personal funds.

      As an inducement to the Sellers to enter into the Stock Purchase Agreement and to cause Bueno of California, Inc., a Delaware corporation ("Bueno") and an affiliate of Sellers, to enter into the Asset Purchase Agreement (as defined below) and related agreements, Mr. Dupre executed and delivered to the Sellers a guaranty, dated March 20, 1995, pursuant to which Mr. Dupre guaranteed all of the obligations of the Company under the Letter of Credit Agreement, the Non-Competition Agreements and the Severance Agreement (each as defined below).

       In addition, the Buyers entered into a Pledge Agreement, dated as of March 20, 1995 (the "Pledge Agreement"), with Bueno and YC, Inc., on its own behalf and as agent for YC, Ltd. Pursuant to the Pledge Agreement, the Buyers pledged their shares of Common Stock to Bueno and the Sellers as security for the payment of (i) all obligations of Mr. Dupre under the Promissory Note, (ii) all obligations of the Buyers under the Stock Purchase Agreement, (iii) all obligations  of the  Company  under  the  Asset  Purchase  Agreement,  (iv)  all obligations of the Company under any agreement that is an exhibit to the Asset Purchase Agreement, including the Exclusive Purchasing Agreement, the Non-Competition Agreements and the Severance Agreement and (v) all obligations of the Buyers under the Pledge Agreement. As discussed below, the Pledge Agreement was amended as of August 28, 1996 to, among other things, reduce the number of shares of Common Stock required to be pledged thereunder to a maximum of 20% of the outstanding shares of Common Stock.

      Concurrently with the closing of the transactions contemplated by the Stock Purchase Agreement and the Asset Purchase Agreement, Takeshi Yamaguchi resigned from the Board of Directors and the office of President of the Company; Yutaka Yamaguchi and Neil Grundman resigned from the Board of Directors of the Company; and Tsuguya Saeki resigned from the offices of Executive Vice President and Chief Financial Officer of the Company. Pursuant to a Severance Agreement, dated as of March 20, 1995, with Takeshi Yamaguchi, the Company agreed to pay Mr. Yamaguchi $100,000 plus interest at the rate of 10% per annum on March 31, 1996 and $100,000 plus interest at a rate of 10% per annum on March 31, 1997. On March 29, 1995, the Board of Directors of the Company, consisting of Mr. Dupre, Ian Mitchell, Eric Smith and Douglas Turner, elected Mr. Dupre as the Chairman of the Board and Chief Executive Officer of the Company.

      Concurrently with the acquisition by the Buyers of the shares of Common Stock under the Stock Purchase Agreement, the Company and Bueno entered into an Asset Purchase Agreement, dated as of March 20, 1995 (the "Asset Purchase Agreement"), pursuant to which the Company sold to Bueno all of the assets relating to the Company's handbag division for a negotiated purchase price of $1,785,605.55, of which $86,167.82 was paid in cash and $1,699,447.73 was applied by the Company to the repayment of indebtedness of the Company to the Sellers. The aggregate indebtedness owed by the Company to the Sellers at the date of the acquisition was $2,238,506.01. The Sellers, which are affiliates of Bueno, are controlled by Messrs. Yutaka and Takeshi Yamaguchi.

      In connection with the Asset Purchase Agreement, each of the Sellers, Yutaka Yamaguchi and Takeshi Yamaguchi entered into non-competition agreements with the Company (collectively, the "Non-Competition Agreements"). Pursuant to the terms of the Non-Competition Agreements, each of the Sellers and Messrs. Yutaka and Takeshi Yamaguchi agreed not to compete with the Company's luggage and related products business prior to the earlier of March 20, 2001 and the date of repayment in full of all amounts due under the Promissory Note (the "Restricted Period"). In consideration of the agreements to not compete, the Company was obligated to pay $60,000 to each of the Sellers and each of Messrs. Yutaka and Takeshi Yamaguchi, payable in three equal annual installments commencing on March 31, 1996. Pursuant to a separate non-competition agreement, the Company agreed not to compete with Bueno in the handbag business during the Restricted Period. As discussed below, the Non-Competition Agreements and the non-competition agreement between the Company and Bueno were terminated on August 28, 1996.

      Also in connection with the Asset Purchase Agreement, the Company entered into an Exclusive Purchasing Agreement, dated as of March 20, 1995, with YC, Inc. (the "Exclusive Purchasing Agreement"), pursuant to which the Company granted to YC, Inc. and its designees the exclusive right to purchase in Japan, at prices to be mutually agreed upon, any goods manufactured or purchased by the Company from unaffiliated vendors (the "Vendors"). Under the Exclusive Purchasing Agreement, YC, Inc. was required to pay a commission to the Company for all goods purchased by it or its designees equal to 5% of the purchase price of all such goods paid by the Company (or directly by YC, Inc. or its designees) to the Vendors. As discussed below, the Exclusive Purchasing Agreement was terminated on August 28, 1996.

      Pursuant to a letter agreement dated March 20, 1995 (the "Letter of Credit Agreement"), YC, Inc. agreed to issue, or cause to be issued, for the account of the Company, from time to time until March 20, 1997, one or more unsecured trade letters of credit in an aggregate amount of up to the lesser of $1,200,000 or 35% of the book value of all inventory owned by the Company. With respect to each letter of credit issued under the Letter of Credit Agreement, the Company is obligated to pay an origination fee equal to 3% of the full amount of such letter of credit and a financing fee based upon the outstanding balance of any letter of credit equal to the base rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as its base rate plus two percent (2%).

      On August 28, 1996, Mr. Dupre paid $390,000 to prepay in full all amounts due under the Promissory Note and the Company prepaid an aggregate of $140,000 under the Non-Competition Agreements and $51,830 under the Severance Agreement as payments in full of all amounts due under such agreements. In connection with such payments, the continuing obligations of the parties under the Stock
Purchase Agreement, the Asset Purchase Agreement, the Exclusive Purchasing Agreement, the Non-Competition Agreements, the non-competition agreement between the Company and Bueno and the Severance Agreement were terminated. In addition, the Letter of Credit Agreement was amended to, among other things, reduce to the lesser of $1,000,000 or 35% of the book value of all inventory owned by the Company the aggregate amount of trade letters of credit that may be issued thereunder and the Pledge Agreement was amended to, among other things, reduce to 25% of the outstanding shares of Common Stock the number of shares of Common Stock required to be pledged thereunder. To fund the prepayment of the Promissory Note, Mr. Dupre borrowed an additional $200,000 from Mr. Wang, which loan is evidenced by a promissory note dated August 19, 1996, bearing interest at 10% per annum and maturing on August 19, 2001, $150,000 from Pacific, which loan is evidenced by a promissory note dated August 19, 1996, bearing interest at 10% per annum and maturing on August 19, 1998, and an additional $40,000 from Mr. Cheng, which loan is repayable on a demand basis on terms to be agreed.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

      The following table sets forth, as of September 15, 1996, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                                                 Shares Beneficially         Percent of Outstanding
         Name and Address                                               Owned                     Common Stock
- ---------------------------------------------------------------------------------------------------------------------------
         Joel Dupre(1)                                                 681,000                       52.0%
         c/o Sirco International Corp.
         24 Richmond Hill Avenue
         Stamford, Connecticut 06901

         Pacific Million Enterprise Ltd.(2)(3)                         133,333                       10.2%
         The Gateway, Tower 2, Suite 1807
         25 Canton Road Tsimshatsui,
         Kowloon, Hong Kong

         Joseph Takada(2)(3)                                           133,333                       10.2%
         c/o Pacific Million Enterprise Ltd.
         The Gateway, Tower 2, Suite 1807
         25 Canton Road Tsimshatsui,
         Kowloon, Hong Kong

         Cheng-Sen Wang(2)                                              88,889                        6.8%
         c/o Kao-Lien International Co., Ltd.
         404 Jen-Air Road
         6th Floor, Section 4
         Taipei, Taiwan R.O.C.

         Albert H. Cheng(2)(4)                                          44,444                        3.4%
         c/o Constellation Enterprises Co., Ltd.
         199 Chung Ching North Road
         11th Floor, Section 3
         Taipei, Taiwan R.O.C.

         Ian Mitchell                                                        0                        0

         Eric Smith                                                     10,000 (5)                    0

         Eric M. Hellige                                                     0                        0

         Paul Riss                                                      10,000 (5)                    *

         Herzog, Heine, Geduld, Inc.(6)                                 66,931                        5.1%
         26 Broadway
         New York, New York 10004

         All directors and executive
         officers of the Company as a
         group (six individuals)                                       701,000 (7)                   53.5%

- ------------------
*    Less than 1%

(1) Includes 266,666 shares for which Mr. Dupre has the right to exercise sole voting control pursuant to a Voting Agreement dated as of May 1, 1995 (the "Voting Agreement") under which Pacific, Mr. Wang and Mr. Cheng granted Mr. Dupre the right to exercise sole voting control with respect to 133,333, 88,889, and 44,444 shares, respectively, held of record by them.

(2) As a result of the Voting Agreement, Mr. Dupre, Pacific (together with Mr. Takada -- see Note 3), Mr. Wang and Mr. Cheng may be deemed to be a "group" within the meaning of Section 13d-3 of the Securities Exchange Act of 1934, and, therefore, deemed to beneficially own an aggregate of 681,000 shares of Common Stock.

(3) Pacific has granted to Mr. Dupre an option to purchase all of the 133,333 shares it owns of record. By virtue of his ownership of 95% of the issued and outstanding shares of common stock of Pacific, Joseph Takada may be deemed to be the beneficial owner of all the shares of Common Stock beneficially owned by Pacific.

(4) Mr. Cheng has granted to Mr. Dupre an option to purchase all of the 44,444 shares he owns of record.

(5) Represents shares of Common Stock subject to an option that is exercisable within 60 days.

(6) Herzog, Heine, Geduld, Inc. reported ownership of 66,931 shares of Common Stock pursuant to a Schedule 13G received by the Company in December 1991, as amended in January 1992.

(7) Includes 20,000 shares of Common Stock subject to options exercisable within 60 days.

                              ELECTION OF DIRECTORS


      The Bylaws of the Company provide that the directors of the Company shall not be less than three nor more than fifteen in number. In March 1990, the number of directors of the Company was set at nine. There have been two vacancies on the Board since November 1992, and two additional vacancies since March 1995 and September 1996. The term of office of the directors is one year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.

      Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board of Directors.

      The following table sets forth certain information regarding the director nominees, all of whom currently serve as directors of the Company:

                                                        Principal Occupation for Past Five Years and
         Name                       Age                 Current Public Directorships or Trusteeships
- ------------------------------------------------------------------------------------------------------------------------------------
         Joel Dupre                 43                  Director since 1990;  Chairman of the Board and Chief  Executive  Officer of
                                                        the Company since March 1995; Executive Vice President from November 1992 to
                                                        March 1995 and a Vice President from 1989 to 1992.

         Eric M. Hellige            41                  Partner for more than five years of Pryor, Cashman, Sherman & Flynn, counsel to the Company.

         Ian Mitchell               58                  Director since 1988;  President and Managing Director of Sirco  Leatherwares
                                                        Ltd., a former subsidiary of the Company, since 1981.

         Paul Riss                  41                  Chief  Financial  Officer of Sequins  International  Inc., a manufacturer of sequined fabrics and trimmings,  since June 1992;  Chief Financial  Officer,
                                                        Treasurer and Secretary of ComponentGuard Inc., an administrator of extended warranty contracts, from August 1990 to June 1992. ComponentGuard Inc. filed a petition for protection  under Chapter 11 of the United States  Bankruptcy
                                                        Code in May 1992.

         Eric Smith                 51                  Director  since  1988;   Vice   President-General   Manager  of  West  Coast
                                                        Distribution Center of the Company since 1983.

      The term of office of the directors is one year, expiring on the date of the next annual meeting and thereafter until their respective successors shall have been elected and shall qualify, or until their prior death, resignation or removal.

Board Meetings and Committees; Management Matters

      The Board of Directors held five meetings during the fiscal year ended November 30, 1995. Each director attended at least 75% of the Board and Committee meetings of which he was a member. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of New York. No fees are paid to directors for attendance at meetings of the Board.

      The Board of Directors has a Stock Option Committee, which met one time during the fiscal year ended November 30, 1995 and currently consists of Eric M. Hellige and Ian Mitchell. The Stock Option Committee has exclusive authority to grant options to the Company's executive officers under the 1995 Stock Option Plan. The Board of Directors does not have standing audit, nominating or compensation committees or, except in the case of the grant of stock options by the Stock Option Committee, any committee performing similar functions.

      The Directors recommend a vote FOR the election of each of the director nominees.


                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN


Proposed Amendment

      On August 2, 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1995 Stock Option Plan (the "Option
Plan") to increase the number of shares of Common Stock that may be issued thereunder from 200,000 shares to 400,000 shares. At September 15, 1996, options with respect to an aggregate of 100,000 shares of Common Stock were outstanding under the Option Plan, and no shares of Common Stock were available for additional grants.

The Option Plan

      The purpose of the Option Plan, which was adopted in June 1995, is to enable the Company to compete successfully in attracting, motivating and retaining directors and key employees with outstanding abilities by making it possible for them to purchase shares of Common Stock on terms that will give them a more direct and continuing interest in the future success of the Company's business. The Option Plan is intended to provide a method whereby directors and key employees and others who are making and are expected to continue to make substantial contributions to the successful growth and development of the Company may be offered additional incentives thereby advancing the interests of the Company and its shareholders. The Board believes that the Option Plan increases the Company's flexibility in furthering such purposes.

Terms of the Option Plan

      The Option Plan provides for the grant of incentive stock options ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options, tandem stock appreciation rights and stock appreciation rights exercisable in conjunction with stock options . The purchase price of shares of Common Stock covered by an ISO must be at least 100% of the fair market value of such shares of Common Stock on the date the option is granted and, for all options is payable in either cash or shares of Common Stock, or any combination thereof. No ISO will be granted to any employee who immediately after the grant would own more than 10% of the total combined voting power or value of all classes of capital stock of the Company, or any subsidiary of the Company, unless the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option, and the option on the date of grant shall expire not later than five years from the date the option is granted. In addition, the aggregate fair market value of the shares of Common Stock, determined at the date of grant, with respect to which ISOs are exercisable for the first time by an optionee during any calendar year, shall not exceed $100,000. No ISO may be granted under the Option Plan to any director who is not an employee of the Company and no option or stock appreciation right may be granted under the Option Plan after July 1, 2005.

Administration of the Option Plan

      The Option Plan is administered by the Board of Directors of the Company. The Board will have full authority, in its sole discretion, to interpret the Option Plan, to establish from time to time regulations for the administration of the Option Plan and to determine the directors and key employees to whom options will be granted and the terms of the options. The term "employees," as defined under the Option Plan, encompasses employees, including officers, regularly employed on a salary basis by the Company or any subsidiary of the Company. The Board may delegate all or part of its authority to administer the Option Plan to a committee appointed by the Board and consisting of not less than two members thereof. No director may serve as a member of such committee unless such director is a "disinterested person" within the meaning of Rule 16(b)(3) ("Rule 16(b)(3)") under the Securities Exchange Act of 1934, as amended (the "1934 Act").

Exercise of Options and Rights

      Under the Option Plan, an option or stock appreciation right may be exercised in such installments as are specified in the terms of its grant, but not sooner than one year from the date of its grant, unless otherwise provided at the time of its grant. Each option or stock appreciation right shall expire ten years after the date granted (or five years in the case of an ISO granted to any person who owns more than 10% of the Company's voting stock).

      Tandem stock appreciation rights and stock appreciation rights granted in conjunction with options may be exercised only to the extent, during the period and on the conditions that their related options are exercisable and may not be exercised after the expiration or termination of their related options.

      Options and stock appreciation rights are not transferable by the option holder otherwise than by will or the laws of descent and distribution and are exercisable during the option holder's lifetime only by such person.

      If an option holder ceases to be continuously employed by the Company or any of its subsidiaries for any reason other than death or for cause, such holder may exercise the option and/or any stock appreciation rights at any time within three months after such termination (provided it shall not have first expired by its own term), but only to the extent that such holder was entitled to do so at the date employment terminated. If an option holder dies while employed by the Company or within a period of three months after termination of employment for any reason other than cause, the option and/or any stock appreciation right may be exercised at any time within one year after the date of such death (provided it shall not have first expired by its own terms), but only to the extent the decedent was entitled to do so at the date of death. If an option holder's employment is terminated for cause as determined by the Board, the option and/or any stock appreciation right terminates concurrently with the termination of such employment.

Amendment of the Option Plan

      The Board of Directors may alter, amend or terminate the Option Plan at any time with respect to shares of Common Stock not subject at such time to options or stock appreciation rights, but such amendments shall not adversely affect the rights of any person under any option or stock appreciation right theretofore granted without such person's consent. The Board may not, without the approval of the shareholders of the Company, increase the aggregate number of shares of Common Stock to be issued pursuant to options or stock appreciation rights granted (except as permitted by section 3 of the Option Plan); decrease the minimum option price; increase the maximum amount a holder of a stock appreciation right may receive upon its exercise; extend the option period with respect to any option or stock appreciation right; permit the granting of options or stock appreciation rights to anyone other than as provided in the Option Plan; or provide for the administration of the Option Plan by the Board or a committee appointed by the Board unless such administration meets the requirements for exemption provided by Rule 16b-3.

Federal Income Tax Consequences

      The Company has been advised that ISOs, non-qualified stock options and stock appreciation rights granted under the Option Plan are subject to the following Federal income tax treatment:

      Incentive Stock Options. An employee will recognize no taxable income and no deduction is available to the Company upon either the grant or exercise of an ISO.

      In general, if Common Stock acquired upon the exercise of an ISO is subsequently sold, the realized gain or loss, if any, will be measured by the difference between the exercise price of the option and the amount realized on the sale. Any such gain or loss on the sale will generally be treated as long-term capital gain or loss if the holding period requirements have been satisfied. The holding period requirements will be satisfied if the shares are not sold within two years of the date of grant of the option pursuant to which such shares were transferred or within the one-year period beginning on the day of the transfer of such shares pursuant to the exercise of the option.

      If Common Stock acquired upon the exercise of an ISO is subsequently sold and the holding period requirements noted above are not satisfied (a "disqualifying disposition"), the employee will recognize ordinary income for the year in which the disqualifying disposition occurs in an amount equal to the excess of the fair market value of such Common Stock on the date the option was exercised (or, if lower, the amount realized on the sale) over the exercise price of the option. Any additional gain recognized on the sale will be a capital gain, and will be long-term or short-term depending upon whether the sale occurs more than one year after the date of exercise. The amount recognized by the employee as ordinary income will be treated as compensation and the Company will receive a corresponding deduction. The Company may be required to withhold additional taxes from the wages of the employee with respect to the amount of ordinary income taxable to the employee.

      The excess of the fair market value of the Common Stock acquired by exercise of an ISO (determined on the date of exercise) over the exercise price is in effect an item of tax preference which must be taken into account for purposes of calculating the "alternative minimum tax" of Section 55 of the Code. If a disqualifying disposition is made of such Common Stock, however, during the same year acquired, there will be no tax preference item for alternative minimum tax purposes.

      Non-qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options granted under the Option Plan do not result in any income to the optionee at the time of grant or any tax deduction to the Company at that time. Except as stated below with respect to officers, upon exercise of a non-qualified option, the excess of the fair market value of the Common Stock acquired (determined at the time of exercise) over its cost to the optionee (i) is taxable to the optionee as ordinary income and (ii) is deductible by the Company, subject to general rules relating to the reasonableness of compensation; and the optionee's tax basis for the shares is the fair market value at the time of exercise.

      Gain or loss recognized upon disposition of shares acquired pursuant to the exercise of a non-qualified option will generally be reportable as short or long-term gain or loss depending on the length of time the shares were held by the optionee as of the date of disposition.

      The exercise of a stock appreciation right by an employee results in taxable compensation to such employee in the amount of the cash received plus an amount equal to the fair market value (determined at the time of exercise) of any shares received.

      The Company believes that compensation received by participants on the exercise of nonqualified stock options or the disposition of shares acquired upon the exercise of ISOs will be considered performance-based compensation and thus not subject to the $1,000,000 limit of Section 162(m) of the Code.

Vote Required

      The proposed amendment to the Option Plan will become effective only upon approval by the holders of a majority of the outstanding shares of Common Stock.

      The Board of Directors recommends a vote FOR approval of the proposed amendment to the Option Plan.

             PROPOSAL TO ADOPT THE 1996 RESTRICTED STOCK AWARD PLAN


The Restricted Stock Award Plan

      On August 2, 1996, the Board of Directors of the Company adopted the Sirco International Corp. 1996 Restricted Stock Award Plan (the "Restricted Stock Award Plan") and directed that the Restricted Stock Award Plan be submitted to the shareholders of the Company for their approval at the Annual Meeting. The purpose of the Restricted Stock Award Plan is to encourage and provide an additional incentive to officers and other key employees of the Company and its subsidiaries to increase the value of the Company and its Common Stock by permitting them to acquire a significant equity interest in the Company. The Restricted Stock Award Plan also is intended to aid the Company in attracting and retaining superior personnel and to strengthen their desire to remain in the Company's employ. The following summary description of the Restricted Stock Award Plan is qualified in its entirety by reference to the full text of the Restricted Stock Award Plan which appears in Exhibit A hereto.

      An aggregate of 200,000 shares of Common Stock of the Company has been reserved for issuance in connection with awards granted under the Restricted Stock Award Plan. Such shares may be awarded from either authorized and unissued shares or treasury shares. The maximum number of shares that may be awarded under the Restricted Stock Award Plan to any individual officer or key employee is 100,000. Approximately five employees of the Company and its subsidiaries are currently eligible to participate in the Restricted Stock Award Plan.

Administration of the Restricted Stock Award Plan

      The Restricted Stock Award Plan is to be administered by a Committee of the Board of Directors, none of the members of which are eligible to participate in the Restricted Stock Award Plan (the "Committee"). The Company intends that the Committee initially will be the Stock Option Committee of the Board of Directors. The qualifications of the Committee members will comply with Rule 16b-3, or any successor rule or regulation. The Committee has the discretion to determine, among other things, the officers and key employees to whom awards are to be granted and the number of shares that may be awarded to each such officer or key employee.

Vesting of Awards

      Under the provisions of the Restricted Stock Award Plan, all of the shares of stock awarded vest when a participant dies or becomes disabled. All or a portion of the stock awarded will also vest upon a participant's retirement, depending on the period of time between the award date and the date of retirement. Pursuant to the terms of the proposed Restricted Stock Award Plan, all restrictions will be removed upon retirement if the award has been outstanding more than six years; restrictions will be removed as to two-thirds of the award if it has been outstanding on the date of retirement for more than five years; and restrictions will be removed as to one-third of the award if it has been outstanding for more than four but not more than five years on the date of retirement. If retirement occurs within four years from the date of award, or if the participant leaves the employment of the Company at any time for any reason other than retirement, death or disability, the shares will be forfeited. However, the Committee may, at its discretion, remove restrictions for terminated employees. In addition, the Committee has determined that all restrictions should be removed and the restricted stock should unconditionally vest if a share of Common Stock of the Company should triple in price from the price of the stock on the date of the award, subject only to restrictions necessary to retain exemptions under the plan from liability under the insider short-swing trading prohibitions of Section 16(b) of the 1934 Act. If the price of a share of Common Stock of the Company should double from the price of the stock on the date of the award, restrictions on one-half of the shares would be removed and that amount of shares would be immediately and unconditionally vested.

      Participants are not required to pay for shares of Common Stock awarded under the Restricted Stock Award Plan. The participant may not sell, transfer, pledge or otherwise attempt to convey any interest in the shares subject to the award while the participant is an employee of the Company or a subsidiary of the Company. The Committee may modify or remove, in whole or in part, the risk of forfeiture and/or the prohibition against transfer for any participant whose employment terminates within 90 days before or after any such decision to modify or remove any such restrictions. The Committee may, in its sole discretion and on terms and conditions it shall determine consistent with Rule 16b-3 approve or disapprove the election of a participant for the Company to withhold shares of Common Stock as the deemed cash settlement to satisfy the Company's withholding tax obligations relating to the removal of restrictions with respect to shares awarded under the Restricted Stock Award Plan. During the period the shares are subject to forfeiture, the participant is entitled to receive dividends and other distributions on the shares and is entitled to vote such shares on all matters submitted to the shareholders of the Company. The Restricted Stock Award Plan will terminate when all of the shares authorized for award thereunder have been issued and are no longer subject to forfeiture unless terminated earlier by the Board of Directors or the Committee. Stock awards to recipients also include, unless otherwise determined by the Committee, cash awards to reimburse recipients for a significant portion of any federal, state and local income taxes incurred by them in connection with the vesting of the stock award, not to exceed 100% of the fair market value of the award on the date the restrictions lapse or are removed.

      Shares granted under the Restricted Stock Award Plan may be subject to restrictions on resale not contained in the plan. Shares awarded will not have been registered for resale under the Securities Act of 1933, as amended (the "1933 Act"), and may be resold only pursuant to a registration statement filed by the Company, which the Company is not obligated to do, or an exemption from registration. Securities and Exchange Commission Rule 144 is a safe harbor rule that sets forth certain requirements that would allow the shares to be resold without registration. The requirements include a holding period of two years from the date of the award and, in some cases, a filing with the Securities and Exchange Commission, as well as certain other requirements. In addition, persons subject to Section 16 of the 1934 Act will be required to hold the shares for a period of at least six months from the date of the award.

Amendment of the Restricted Stock Award Plan

      The Board of Directors of the Company or the Committee may amend, suspend or terminate the Restricted Stock Award Plan at any time without the approval of the shareholders of the Company. Nevertheless, no such amendment, suspension or termination will affect previously granted awards without the participants' consent unless the Committee determines that change is in the best interests of all participants who have received awards.

Federal Income Tax Consequences

      Under present federal income tax regulations, generally, absent an election by the participant, there will be no federal income tax consequences to either the Company or a participant upon the grant of a restricted stock award. A participant will recognize income, for federal income tax purposes, at the time that the restrictions with respect to any portion of an award are removed, in an amount equal to the fair market value of the shares that are unconditionally vested on that date, plus the amount of any such award. That income generally will be taxable at ordinary income rates. The Company generally is entitled to a federal income tax deduction with respect to the amount equal to the amount of ordinary income recognized by the participant as a result of the removal of the restrictions and payment of the cash award. The Company may claim this deduction in its tax year ending with or immediately after the end of the participant's tax year in which the participant recognized such income. To avoid taxation at the time restricted stock becomes nonforfeitable, as described above, a holder of restricted stock may elect to recognize ordinary income for the taxable year in which the award of restricted stock is made, in an amount equal to the fair market value of all shares of restricted stock awarded to such grantee (even if the shares are subject to forfeiture). For purposes of this election, fair market value will be determined as of the date the award of restricted stock is made.

      The Committee, subject to approval of the Restricted Stock Award Plan by the shareholders of the Company, has awarded Joel Dupre, Chairman of the Board and Chief Executive Officer of the Company, 100,000 shares of Common Stock under the Restricted Stock Award Plan. Under the terms of the Award to Mr. Dupre, such shares will vest over a five-year period commencing on the fifth anniversary of the date of grant. Subject to the terms of the Plan regarding early vesting, restrictions will lapse on 20,000 shares on each of the fifth, sixth, seventh, eighth and ninth anniversaries of the date of grant.

Vote Required

      The Restricted Stock Award Plan will be effective only upon approval by the holders of a majority of the outstanding shares of Common Stock.

      The Board of Directors recommends a vote for the approval of the Restricted Stock Award Plan.


                             EXECUTIVE COMPENSATION


Summary of Cash and Certain Other Compensation

      The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company (Mr. Joel Dupre, the Chairman of the Board and Chief Executive Officer of the Company since March 20, 1995; Mr. Yutaka Yamaguchi, the Chairman of the Board and Chief Executive Officer of the Company prior to March 20, 1995). For the three fiscal years ended November 30, 1995, no other executive officer of the Company had a salary and bonus which exceeded $100,000.

                                      SUMMARY COMPENSATION TABLE
                                                                                                Long-Term
                                                                                              Compensation
                                        Annual Compensation                                      Awards
- ---------------------------------------------------------------------------------------------------------------------------
                                                                             Other Annual
Name and                                                                     Compensation        Options        All Other
Principal Position            Year          Salary($)         Bonus($)            ($)              (#)      Compensation ($)
- ---------------------------------------------------------------------------------------------------------------------------
Joel Dupre (1)                1995          $170,000             None            None             None            None
  Chairman of the             1994           170,000           $47,776           None             None            None
  Board and Chief             1993           170,000             None            None             None            None
  Executive Officer

Yutaka Yamaguchi (2)          1995             None              None            None             None            None
  Former Chairman             1994             None              None            None             None            None
  of the Board and            1993           $50,000             None            None             None            None
  Chief Executive Officer

- ---------------
(1) Mr. Dupre held the title of Executive Vice President of the Company during the fiscal year ended November 30, 1994. On March 29, 1995, in connection with the transactions contemplated by the Stock Purchase Agreement and the Asset Purchase Agreement (See "Change in Control of Company"), Mr. Dupre was elected Chairman of the Board and Chief Executive Officer of the Company.

(2) Mr. Yamaguchi resigned as an officer and director of the Company effective January 1, 1995.

      During the fiscal year ended November 30, 1995, neither of the executive officers named in the Summary Compensation Table were granted any options, nor did they exercise any options, under the 1995 Stock Option Plan of the Company. At November 30, 1995, neither of the executive officers named in the Summary Compensation Table held any option to purchase shares of Common Stock. At September 15, 1996, Mr. Dupre held options to purchase 40,000 shares of Common Stock at a price of $2.75 per share, 25% of which options are first exercisable on each of February 2, 1997, 1998, 1999 and 2000 and all of which options expire on February 2, 2001.

      As described above under "Change in Control of the Company," the Company entered into a Severance Agreement dated as of March 20, 1995 with Mr. Yamaguchi pursuant to which the Company paid to Mr. Yamaguchi $100,000 plus interest at the rate of 10% per annum on March 31, 1996, $60,000 on April 30, 1996 and $51,830 on August 28, 1996.

Board of Directors Compensation

      The Company does not currently compensate directors for service on the Board of Directors.

Employee Retirement Plan

      In June 1995, the Board of Directors of the Company determined to discontinue benefit accruals under the Company's tax-qualified Employee Retirement Plan (the "Retirement Plan"). Pursuant to action taken by the Board of Directors at such time, benefits ceased to accrue for all active participants under the Retirement Plan on June 30, 1995. The Retirement Plan is administered by the Board of Directors.

      Each of the Company's United States-based employees was eligible to participate in the Retirement Plan. However, effective as of July 1, 1995 and in connection with the Board's action, the Retirement Plan was amended to provide that no additional eligible employees may participate in the Retirement Plan and accrue benefits thereunder. The following table discloses estimated annual benefits payable upon retirement in specified compensation and years of service classifications.

                         Projected Benefit at Retirement

                                                             Years of Service
                                    ----------------------------------------------------------------------
                                      15             20             25              30              35
                   Salary(1)
                   ---------
                    $ 20,000       $ 3,750         $ 5,000      $  6,250        $  7,500         $  8,750
                      25,000         4,625           6,250         7,313           9,375           10,938
                      30,000         5,625           7,500         9,375          11,250           13,125
                      35,000         6,563           8,750        10,938          13,125           15,313
                      40,000         7,500          10,000        12,500          15,000           17,500
                      50,000         9,980          12,604        15,625          18,750           21,875
                      75,000        17,105          22,104        26,948          31,986           37,249
                     100,000        24,730          31,604        38,873          46,236           53,874
                     125,000        31,355          41,104        50,698          60,406           70,499
                     150,000(2)     38,480          50,004        62,573          74,736           87,124
                     175,000        45,605          60,104        74,448          88,986          103,749
                     200,000        52,730          69,604        86,323         103,236          120,374(3)

- -------------------
(1) The annual benefits shown in the Table are integrated with Social Security benefits and there are no other offsets to benefits.

(2) In general, Section 401(a)(17) of the Internal Revenue Code provides that for 1994, compensation used for computing benefits under a tax-qualified employee pension plan cannot exceed $150,000 (as adjusted).

(3) Under current law, the maximum annual benefit payable under the Retirement Plan cannot exceed $120,000 (as adjusted).

      The Retirement Plan is funded by the Company on an actuarial basis, and the Company contributes annually the minimum amount required to cover the normal cost for current service and to fund supplemental costs, if any, from the date each supplemental cost was incurred. Contributions were intended to provide for benefits attributed to service to date, and also for those expected to vest in the future. Based on the assumptions used in the actuarial valuation, the Retirement Plan is fully funded.

      The estimated credited years of service for each of the executive officers named in the Summary Compensation Table is as follows: Joel Dupre (11 years) and Yutaka Yamaguchi (none). $150,000 of Mr. Dupre's compensation shown in the Summary Compensation Table was used to compute his projected benefit under the Retirement Plan.

      Benefits are computed on the basis of a straight-life annuity. Benefits under the Retirement Plan are integrated with Social Security benefits.

      The Retirement Plan will continue to comply with the applicable sections of the Internal Revenue Code, the Employee Retirement Income Security Act, and applicable Internal Revenue Services rules and regulations. In accordance with the terms of the Retirement Plan, distributions will continue to be made to retired and terminated employees who are participants in the Retirement Plan.

Comparison of Five-Year Cumulative Total Return

      The graph set forth below compares the cumulative total shareholder return on the Common Stock for the period commencing December 1, 1990 and ending November 30, 1995 against the cumulative total return on the NASDAQ Stock Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company and whose stock has been publicly traded for at least five years. This graph assumes a $100 investment in the Common Stock and in each index on December 1, 1990 and that all dividends paid by companies included in each index were reinvested.

              [GRAPHIC -- GRAPH PLOTTED TO POINTS IN CHART BELOW]

                COMPANY                    1990       1991        1992        1993         1994        1995
                -------                    ----       ----        ----        ----         ----        ----
Sirco International Corp.                  100        78.57       78.57       92.86        89.29       64.29
Industry Index                             100       353.00      144.96      165.80       163.01      255.17
NASDAQ Stock Market Index                  100       122.19      131.24      156.22       168.24      213.31

Report on Executive Compensation

      The Board of Directors determines the compensation of the CEO and sets policies for and reviews with the CEO the compensation awarded to the other principal executives. The Company's executive officers consist of the CEO and Mr. Eric Smith.

      Salaries. Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the Company's industry. Several of such companies are in the Company's Peer Group as described above under - "Comparison of Five-Year Cumulative Total Return." The Company believes that its salaries are below average as compared to its competitors. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

      Compensation of Chief Executive Officer. The CEO is a principal shareholder of the Company and beneficially owns and controls approximately 52.0% of the outstanding shares of Common Stock of the Company. See "Common Stock Owned by Directors, Officers and Other Beneficial Owners." The Board believes he is substantially motivated, both by reason of his stock ownership and his commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, the Board has not considered it necessary to specifically relate the CEO's compensation to corporate performance. The Company had an employment agreement with Mr. Dupre that set his base salary though November 30, 1995. Mr. Dupre received $47,776 in other compensation during fiscal 1994, which amount was based upon the performance of the division of the Company that was managed by Mr. Dupre during that period.

Board of Directors Interlocks and Insider Participation in Compensation Decisions

      The following members of the Board of Directors were officers of the Company or a subsidiary of the Company during the fiscal year ended November 30, 1995: Joel Dupre, Eric Smith and Douglas Turner. In addition, Yutaka Yamaguchi and Takeshi Yamaguchi were members of the Board of Directors and executive officers of the Company for a period of time during the fiscal year ended November 30, 1995. All of such directors and officers (including Messrs. Yutaka Yamaguchi and Takeshi Yamaguchi) participated in deliberations of the Company's Board of Directors concerning executive officer compensation.

Certain Relationships and Related Transactions

      Joseph Takada, the beneficial owner of approximately 10.18% of the outstanding shares of Common Stock, is the Managing Director of Ideal Pacific Ltd, the Company's manufacturing agent in Hong Kong ("Ideal"). During the fiscal year ended November 30, 1995, the Company paid aggregate commissions of approximately $315,000 to Ideal. Mr. Wang, the beneficial owner of approximately 6.79% of the outstanding shares of Common Stock, is the Managing Director of Kao-Lien Industrial Co., Ltd., the Company's manufacturing agent in Taiwan ("Kao-Lien"). During the fiscal year ended November 30, 1995, the Company paid aggregate commissions of approximately $287,000 to Kao-Lien. Albert Cheng, the beneficial owner of 3.39% of the outstanding shares of Common Stock, is the President of Constellation Enterprise Co., Ltd. ("Constellation"). During the fiscal year ended November 30, 1995, the Company purchased approximately $193,000 of luggage and backpack products from Constellation.

      Eric M. Hellige, a director of the Company, is a member of Pryor, Cashman, Sherman & Flynn, counsel to the Company ("Pryor, Cashman"). Fees paid by the Company to Pryor, Cashman for legal services rendered during the fiscal year ended November 30, 1995 did not exceed 5% of such firm's or the Company's revenues.

      Neil Grundman, a former director of the Company, is a member of Olshan, Grundman, Frome & Rosenzweig, former counsel to the Company ("Olshan"). Fees paid by the Company to Olshan for legal services rendered during the fiscal year ended November 30, 1995 did not exceed 5% of such firm's or the Company's revenues.

      Yashiro has made available to the Company a line of credit for financing trade letters of credit. At November 30, 1995, the Company owed Yashiro approximately $536,000, which amount related to letter-of-credit financings bearing interest at prime plus 2% per annum. Amounts borrowed under the line of credit with Yashiro are repayable within 100 days after the delivery of the related goods. The Company paid Yashiro interest of approximately $122,000 during the fiscal year ended November 30, 1995. In addition to interest, Yashiro is paid a handling fee of 3% of the cost of the goods. Such handling fees amounted to approximately $245,000 during the fiscal year ended November 30, 1995. The Company is current in its obligations to Yashiro.

       In 1993, the Company entered into a revolving bank credit agreement for up to $2,000,000 with Shinhan Bank (the "Shinhan Facility"). The Shinhan Facility expired on July 31, 1995, at which time all amounts became due and payable and were paid in full. The Shinhan Facility provided for the issuance of letters of credit in favor of the Company's foreign suppliers for the purchase of inventory, with interest payable monthly at prime plus 1%. Borrowings under the facility were repayable to Shinhan Bank within 180 days of shipment of the goods. Repayment of amounts due under the facility were secured by the personal guaranty of the Company's former Chairman, Mr. Yutaka Yamaguchi, and the Company's $500,000 certificate of deposit held by the bank as collateral. Mr. Yutaka Yamaguchi did not directly receive any compensation from the Company during the fiscal year ended November 30, 1995; however, Yashiro was paid a fee of $50,000 for all services provided to the Company by Mr. Yutaka Yamaguchi.

      For the fiscal year ended November 30, 1995, the Company also purchased in the ordinary course of business, $734,000 of handbags and accessories (representing approximately 6% of total purchases by the Company for such year) from Lucci. At the time of such purchases, 45% of Lucci was owned by the same individuals that owned Yashiro Co. Ltd. and Yashiro, including Yutaka Yamaguchi.


                         INDEPENDENT PUBLIC ACCOUNTANTS


      The accounting firm of Ernst & Young, New York, New York ("E&Y"), served as the Company's independent public accountants for the fiscal year ended November 30, 1994. Such firm has no other relationship to the Company or its affiliates. Effective April 3, 1995, the Company dismissed E&Y and retained the independent accounting firm of Nussbaum Yates & Wolpow, P.C. ("Nussbaum"), which appointment applied for the audit for the Company's fiscal year ending November 30, 1995. Neither during the audit of the Company's two most recent fiscal years nor during any subsequent interim period have there been any disagreements with E&Y or Nussbaum on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure. Neither E&Y's nor Nussbaum's report on the Company's financial statements for the last two fiscal years contained any adverse opinion, disclaimer of opinion or qualification of any type. The decision to change the Company's independent accountants was approved by the Company's Board of Directors.

      A representative of Nussbaum is expected to attend the Annual Meeting, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from shareholders. No representative of E&Y is expected to attend the Annual Meeting.

                              SHAREHOLDER PROPOSALS


      Proposals of shareholders intended for presentation at the 1997 Annual Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by May 21, 1997.


                                 OTHER BUSINESS


      Other than as described above, the Board of Directors knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.


                                  ANNUAL REPORT


      The Company's Annual Report on Form 10-K for the year ended November 30, 1995, as amended, including financial statements, is being mailed herewith. If, for any reason you do not receive your copy of the Report, please contact Mr. Gandolfo Verra, Secretary, Sirco International Corp., 24 Richmond Hill Avenue, Stamford, Connecticut 06901, and another will be sent to you.

                                             By Order of the Board of Directors,

                                             JOEL DUPRE,
                                             Chairman of the Board and
                                             Chief Executive Officer



Dated: September 18, 1996
Stamford, Connecticut

                                                                       EXHIBIT A


                            SIRCO INTERNATIONAL CORP.

                        1996 Restricted Stock Award Plan


Section 1. Purpose

      The   purposes  of  the  1996   Restricted   Stock  Award  Plan  of  Sirco
International Corp. (the "Plan") is to advance the interest of Sirco International Corp. (the "Company") and its Affiliates (as defined in Section 4 hereof), by encouraging and enabling the acquisition of a financial interest in the Company by officers (including non-employee officers) and other key employees through grants of restricted shares of Company Common Stock (the "Awards" or singly, an "Award") and through reimbursement by the Company of amounts payable by such persons as a consequence of any such Award (the "Cash Amount"). In addition, the Plan is intended to aid the Company and its Affiliates in attracting and retaining officers (including non-employee officers) and key employees, to stimulate the efforts of such participants and to strengthen their desire to remain in the service of the Company and its Affiliates.

Section 2. Administration

      The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not less than two members of the Board. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Stock Option Committee of the Board shall function as the Committee. Members of the Committee shall be members of the Board who are not eligible to participate under the Plan and who have not been granted or awarded equity securities of the Company for at least one year prior to the time they become members of the Committee, or any other "plan" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 which permits discretionary equity-based awards to directors. The Committee shall determine the officers (including non-employee officers) and key employees of the Company and its Affiliates (including officers, whether or not they are directors) to whom, and the time or times at which Awards will be granted, the number of shares to be awarded, the time or times within which the Awards may be subject to or release from forfeiture, the cancellation of the Award (with the consent of the holder thereof), and all other conditions of the Award. The provisions and conditions of the Awards need not be the same with respect to each recipient.

      The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons, including but without limitation, the Company and its Affiliates, the Committee, the Board, and the affected participants and/or their respective successors in interest.

       In addition to such other rights of indemnifications as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against expenses (including, without limitation, reasonable attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceedings, except in relation to matters as to which it shall be adjudged in such action, suit or proceedings that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

Section 3. Stock

      The stock to be issued under the Plan pursuant to the Awards shall be shares of Common Stock, par value $.10 per share, of the Company (the "Stock"). The Stock shall be made available from authorized and unissued Common Stock of the Company or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued pursuant to the Awards under the Plan may not exceed 200,000 shares. Such number of shares shall be subject to adjustment in accordance with Section 8.

Section 4. Eligibility

      Awards may be granted to officers (including non-employee officers) and key employees of the Company and its Affiliates. The term "Affiliate" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 100% of the voting stock or capital at the time of the granting of such Award. No participant shall acquire, pursuant to the Awards granted under the Plan, more than 100,000 shares of Stock.

Section 5. Awards

      The Committee shall grant Awards hereunder in accordance with the terms and conditions set forth in an agreement between the Company or its Affiliate and the recipient (a "Stock Agreement"). Each Stock Agreement shall contain such individual and corporate performance goals, restrictions, terms and conditions as the Committee may require. Except as otherwise specifically provided in the Stock Agreement relating to an Award, Awards shall be subject to the following terms and conditions:

       (a) The Stock subject to an Award shall be forfeited to the Company if the employment of the employee by the Company or an Affiliate terminates for any reason (including, but not limited to, termination by the Company, with or without cause) other than death, retirement or disability.

      (b) If the participant retires:

          o Any Award shall be forfeited to the Company if the recipient's retirement occurs within four years after the date of the Award;

          o Two-thirds of the shares which are included in an Award shall be forfeited to the Company if the recipient's retirement occurs within five years after the date of the Award;

          o One-third of the shares which are included in an Award shall be forfeited to the Company if the recipient's retirement occurs within six years after the date of the Award;

          o If the recipient retires at any time more than six years after the date of an Award, such recipient shall be entitled to retain the total number of shares subject to the Award.

      (c) If at any time the recipient dies or becomes disabled, such recipient or such recipient's estate shall be entitled to retain the total number of shares subject to the Award.

      (d) Within 60 days after the date of death, disability or retirement, as described in subsections (a) and (b) of this Section 5, or within 60 days after the restrictions on the Awards are removed by the Committee, as described in
Section 11, the Company shall pay to the recipient of an Award, or the recipient's estate, an amount, net of any amounts required by law to be withheld with respect to the Award, equal to the Cash Amount, such Cash Amount not to exceed the federal, state and local taxes the recipient must pay as a result of the fair market value of the Award being including in income for federal, state and local income tax purposes.

      For purposes of this subsection 5(d), the fair market value of an Award shall be the average of the high and low market prices at which a share of Stock shall have been sold on the date of death, disability, retirement, or other such date restrictions may be removed at the direction of the Committee, or if such date is not a trading day, on the next proceeding trading day, as reported on the NASDAQ National Market or NASDAQ Small Cap listing or as otherwise determined by the Committee. For purposes of this Section, the Cash Amount shall not exceed 100% of the Fair Market Value of the Award as determined in this Section.

      (e) Awards may contain such other provisions, not inconsistent with the provisions of the Plan and as set forth in the related Stock Agreement, as the Committee shall determine appropriate from time to time, including the removal of all forfeiture provisions contained in this Section and the nontransferability provisions of Section 6, based upon performance standards established by the Committee at the time of the Award.

Section 6. Nontransferability of Awards

      Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while the recipient is an officer or employee of the Company or an Affiliate unless specifically authorized by the Committee and set forth in the related Stock Agreement.

Section 7. Rights as a Shareholder

      A recipient who receives an Award shall have rights as a shareholder with respect to Stock covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such Stock and to vote such Stock as the record owner thereof, except to the extent that such rights as a shareholder would cause the Plan not to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

Section 8. Adjustment in the Number of Shares Awarded

      In the event there is any change in the Stock through the declaration of stock dividends, through stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock subject to an Award or thereafter available for Awards and in the maximum number of shares that may be awarded to any employee. The determination of the Committee as to these matters shall be conclusive.

Section 9. Taxes

      (a) If any officer or employee properly elects within 30 days of the date on which an Award is granted to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such person shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award any federal, state or local taxes required to be withheld with respect to such shares. If such person shall fail to make such tax payments as are required, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the officer or employee any federal, state or local income taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

       (b) Each officer or employee who does not make the election described in paragraph (a) of this Section, shall no later than the date as of which the restrictions referred to in Section 5 and such other restrictions as may have been imposed as a condition of the Award shall lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the officer or employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award. The Committee may, in its sole discretion and on terms it shall determine, approve or disapprove the election of an officer or employee for the Company to withhold shares of Stock as the deemed cash settlement to satisfy the Company's withholding tax obligations, in whole or in part, relating to the Award. The approval or disapproval of the Committee may be given at any time after the election to which it relates. The election by any participant shall only be made during the period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

Section 10. Restrictive Legend and Stock Power

      Each certificate evidencing Stock subject to an Award shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the Stock covered by such Award.

Section 11. Amendments, Modification and Termination of the Plan

      The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the shareholders of the Company; provided, however, that no action shall be taken without the approval of the shareholders of the Company to increase materially the number of shares of Stock that may be awarded hereunder, increase materially the benefits accruing to participants under the Plan, change materially the requirements as to eligibility to participant in the Plan, withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive or hold an Award granted under the Plan. No amendment or termination or modification of the Plan shall in any manner affect Awards theretofore granted without the consent of the recipient unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted. The restrictions contained in Sections 5(a) and 6 hereof may be modified or removed, in whole or in part, by the Board or the Committee with respect to a previously granted Award made to a person whose employment by the Company or an Affiliate terminates within 90 days before or after the date on which the Board or Committee determines to modify or remove any such restrictions. The Plan shall terminate when all shares of Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture under the terms hereof unless earlier terminated by the Board or the Committee.

Section 12. Governing Law

      The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York and construed in accordance therewith.

Section 13. Right to Terminate Employment

      The Plan shall not impose any obligation on the Company or any Affiliate to continue the employment of any employee selected to participate in the Plan. The Plan does not impose any obligation on the part of any participant in the Plan to remain in the employ of the Company or any Affiliate.

Section 14. Savings Provisions

      Any action taken by the Committee or the Board pursuant to the Plan, and any provision of the Plan, is null and void if it does not comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and would otherwise result in liability under Section 16(b) of that Act.

                                 REVOCABLE PROXY
                            SIRCO INTERNATIONAL CORP.


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoint(s) Joel Dupre and Gandolfo Verra, or either of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of Sirco International Corp. to be held at 366 Fifth Avenue, Suite 205, New York, New York on Thursday, October 24, 1996 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.
  The Board of Directors recommends a vote "FOR" the proposals set forth hereon.

PROPOSAL 1.

The Election of Directors:

Joel Dupre, Eric M. Hellige, Ian Mitchell, Paul Riss and Eric Smith.

[   ] For       [   ] Withhold        [  ] For All Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

- --------------------------------------------------------------------------------

PROPOSAL 2. Proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares of CommonStock that may be issued thereunder from 200,000 to 400,000 shares.

[   ] For       [   ] Against         [  ] Astain

PROPOSAL  3.  Proposal  to adopt the 1996  Restricted  Stock  Award  Plan of the
Company.

[   ] For       [   ] Against         [  ] Astain

   In  accordance  with  their  discretion,   said  Attorneys  and  Proxies  are
authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

   This proxy when properly executed will be voted in the manner described herein by the undersigned shareholder. If no direction is made, this proxy will be voted for each of the Proposals set forth herein. Any prior proxy is hereby revoked.

          Please be sure to sign and date this Proxy in the box below.


______________________________________
Date

______________________________________
Shareholder sign above

______________________________________
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

                            SIRCO INTERNATIONAL CORP.

  Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY